UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard
Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256)963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	ADTN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 15, 2022, ADTRAN Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Filing”) with the United States Securities and Exchange Commission to report the settlement on July 15, 2022 (the “Exchange Offer Settlement Date”) of its public offer to exchange each issued and outstanding no-par value bearer share of ADVA Optical Networking SE, a company organized and existing under the laws of Germany (“ADVA”), for 0.8244 shares of common stock, par value $0.01 per share, of the Company (the “Exchange Offer”). As disclosed in the Initial Filing, the Company acquired 33,957,538 bearer shares of ADVA at the settlement of the Exchange Offer, representing approximately 65.43% of ADVA’s outstanding bearer shares as of the Exchange Offer Settlement Date. This Current Report on Form 8-K/A (this “Amendment”) (i) amends and supplements Item 9.01 of the Initial Filing to present certain financial statements of ADVA and to present certain unaudited pro forma condensed combined financial information in connection with the settlement of the Exchange Offer and (ii) provides supplemental information under Item 5.02 of the Initial Filing regarding compensation arrangements between ADVA and one of the newly appointed directors of the Company.

The unaudited pro forma financial information included in this Amendment has been presented for informational purposes only, as required by Form 8-K. It does not purport to represent the actual results of operations that the Company would have achieved had the Exchange Offer settled as of the dates presented in the pro forma financial information and is not intended to project the future results of operations that the Company may achieve in the future. Except as described above, all other information in the Initial Filing remains unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Initial Filing, effective as of the closing of the Exchange Offer on July 15, 2022, Mr. Protiva was appointed to the Board of Directors of the Company (the “Board”) and as Vice Chairman of the Board. In connection with such appointments, subsequent to the closing of the Exchange Offer, Mr. Protiva and ADVA entered into a settlement agreement on August 4, 2022 (the “Settlement Agreement”), under which Mr. Protiva and ADVA agreed that (i) Mr. Protiva would resign as Chief Executive Officer ("CEO") of ADVA and as a member of the management board of ADVA effective August 31, 2022, (ii) Mr. Protiva’s existing service contract with ADVA would continue in effect until its expiration on December 31, 2022 and (iii) Mr. Protiva would continue to receive his remuneration as CEO of ADVA until December 31, 2022, but that Mr. Protiva would not be entitled to any severance payments as compensation for the expiration of his service contract. Pursuant to his existing service contract, as described in ADVA’s 2021 Annual Report, for ADVA’s fiscal year ended December 31, 2021, Mr. Protiva received fixed remuneration of €253,000, fringe benefits of €11,000, variable short-term compensation of €448,000, and variable long-term compensation of €197,000. Following the expiration of Mr. Protiva’s service contract on December 31, 2022, it is expected that Mr. Protiva will receive compensation for Board service in accordance with the Company’s standard compensation arrangements for non-employee directors of the Company (including Nikos Theodosopoulos and Johanna Hey), which are described in ADTRAN, Inc.’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2022, as adjusted by the Board from time to time. The foregoing summary of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited consolidated financial statements of ADVA required by Item 9.01(a) of Form 8-K are attached as Exhibit 99.1 to this Amendment and are incorporated by reference herein. The unaudited consolidated financial statements of ADVA required by Item 9.01(a) of Form 8-K are attached as Exhibit 99.2 to this Amendment and are incorporated by reference herein.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information required by Item 9.01(b) of Form 8-K is attached as Exhibit 99.3 to this Amendment and is incorporated by reference herein.

(d) Exhibits

Exhibit Number	Description
10.1	Settlement Agreement by and between ADVA Optical Networking SE and Mr. Brian L. Protiva
23.1	Consent of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft.
99.1	Historical audited consolidated financial statements of ADVA Optical Networking SE
99.2	Historical unaudited interim financial statements of ADVA Optical Networking SE
99.3	Unaudited pro forma condensed combined financial information
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTRAN Holdings, Inc.

Date:	September 30, 2022	By:	/s/ Michael Foliano
Michael Foliano Chief Financial Officer